EXHIBIT 4.3



DEPOSITARY  SHARES,  EACH  REPRESENTING  1/100  OF  A  SHARE  OF  6.95% SERIES E
CUMULATIVE  REDEEMABLE  PREFERRED  SHARES  PAR  VALUE  $.03  PER  SHARE


NUMBER


DEPOSITARY  SHARES


DEPOSITARY  RECEIPT  FOR  DEPOSITARY  SHARES  OF


DS


COMPANY  LOGO


Weingarten  Realty  Investors

A  TEXAS  REAL  ESTATE  INVESTMENT  TRUST

FORMED  UNDER  THE  LAWS  OF  THE  STATE  OF  TEXAS


THIS  DEPOSITARY  RECEIPT  IS  TRANSFERABLE
IN  RIDGEFIELD,  NJ  AND  NEW  YORK,  NY


CUSIP  948741  60  8


SEE  REVERSE  FOR  CERTAIN  DEFINITIONS


Mellon Investor Services LLC, a New Jersey limited liability company ("Depositary"), hereby certifies that ______________________________________


is  the  registered  owner  of  ________________________________________________


Depositary Shares (the "Depositary Shares"), each Depositary Share representing one hundredth (1/100) of a share of 6.95% Series E Cumulative Redeemable Preferred Shares, par value $.03 per share (the "Shares") of Weingarten Realty Investors, a real estate investment trust duly formed and existing under the laws of the State of Texas (the "Trust"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement (the "Deposit Agreement"), among the Trust, the Depositary and the holders from time to time of Receipts for Depositary Shares. By accepting this Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer or, if a Registrar in respect of the Receipt (other than the Depositary) shall have been appointed, by the manual signature of a duly authorized officer of such Registrar.


Dated:


Countersigned  and  Registered:

MELLON  INVESTOR  SERVICES  LLC
as  Depositary,  Registrar  and  Transfer  Agent


By:


Authorized  Signature


/s/ Stanford Alexander
Chairman


/s/ M. Candace DuFour
Secretary


COMPANY  SEAL


THERE  ARE  RESTRICTIONS  ON  THE  TRANSFER  OF  THE  SHARES  EVIDENCED  BY THIS
CERTIFICATE  AS  MORE  FULLY  SET  FORTH  ON  THE  REVERSE  HEREOF.



WEINGARTEN  REALTY  INVESTORS

This Receipt and the Depositary Shares represented hereby are subject in all respects to the laws of the State of Texas and to the Declaration of Trust and Bylaws of the Trust and any amendments thereto. The Declaration of Trust, as amended, provides that no shareholder shall have any preemptive rights to acquire unissued or treasury shares of the Trust. The Declaration of Trust also restricts the transfer of the shares and beneficial interest evidenced by this Receipt in connection with the qualification of the Trust as a real estate investment trust. Copies of the Trust's Declaration of Trust are on file with the Harris County, Texas, County Clerk and will be furnished to any shareholder of record without charge upon written request to the Trust at the principal place of business or registered office.

The Trust will furnish a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class which the Trust is authorized to issue and the difference in the relative rights and preferences between the shares of each series of any preferred class to the extent they have been set and the authority of the trust managers to set the relative rights and preferences of subsequent series to any holder of shares without charge on written request to the Trust at its principal place of business or registered office.

The following abbreviations, when used in the inscription on the face of this Receipt, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenants in common
TEN ENT   - as tenants by the entireties
JT TEN    - as joint tenants with right
            survivorship and not as
            tenants in common


UNIF  GIFT  MIN  ACT  -  _____________________ Custodian _______________________
                                (Cust)                          (Minor)
                                       under Uniform  Gifts to Minors
                                       Act  _________________________
                                                     (State)


Additional  abbreviations  may  also  be  used  though  not  in  the  above list


For value received, ________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE  ________________________________________________


________________________________________________________________________________


________________________________________________________________________________
Please print or typewrite name and address including postal zip code of assignee


________________________________________________________________________________


________________________________________________________________________________


_______________________________________________________________Depositary Shares
represented by the within Receipt, and do hereby irrevocably constitute and appoint


________________________________________________________________________________


________________________________________________________________________________
Attorney to transfer the said shares on the books of the within-named Trust with full power of substitution in the premises.


                                           _____________________________________


                                           _____________________________________


ALL  GUARANTEES  MUST  BE  MADE  BY  A  FINANCIAL INSTITUTION (SUCH AS A BANK OR
BROKER) WHICH IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM ("STAMP"), THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM ("MSP"), OR THE STOCK EXCHANGES MEDALLION PROGRAM ("SEMP"), AND MUST NOT BE DATED. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE.


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Receipt, in every particular, without alteration or enlargement, or any change whatsoever.